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                                                  EXHIBIT 5.1

               SCHNADER HARRISON SEGAL & LEWIS LLP
                     1300 I STREET, N.W.
                    SUITE 1100 EAST LOBBY
                    WASHINGTON, D.C. 20005

                         202-216-4200
                    TELECOPIER 202-775-8741

                   October 13, 1999

Sedona Corporation
649 North Lewis Road, Suite 220
Limerick, Pennsylvania 19468

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We are acting as counsel to Sedona Corporation a Pennsylvania corporation (the "Company"), in connection with the registration of shares of the Company's Common Stock, par value $.001 per share (the "Shares" and, with respect to those Shares to be issued upon the exercise of the warrants referred to in the Registration Statement, the "Warrant Shares"),pursuant to a Registration Statement on Form S-3(the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such Shares and Warrant Shares will be sold from time to time by the shareholders named in the Registration Statement (the "Selling Shareholders").

     As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the Shares and Warrant Shares to be registered for sale by the Selling Shareholders have been duly authorized by the Company, with respect to the Shares, are validly issued, fully paid and nonassessable and, with respect to the Warrant Shares, when issued, delivered and paid for in accordance with the terms of the warrants, will be, validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.


                              Very truly yours,

                     /s/ SCHNADER HARRISON SEGAL & LEWIS LLP